FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                              OF CASTER ONE, L.L.C.

     Organized under the Delaware Limited Liability Company Act (the "Act").

     This First Amended and Restated Limited Liability Company Agreement of Caster One, L.L.C. (this "Agreement") is intended to amend and replace in its entirety that certain Limited Liability Company Agreement of Caster One, L.L.C. dated as of March 1, 2000 between Prime Refractive, L.L.C., a Delaware limited liability company ("Prime") and Caster Eye Center Medical Group, a California professional corporation ("Caster, Inc.") (the "Original Agreement").

                                   ARTICLE I.

                                NAME AND LOCATION

     Section 1.1. Name. The name of this limited liability company is Caster One, L.L.C. (the "Company").

         Section 1.2. Members. The only members of the Company upon the execution of this Limited Liability Company Agreement (this "Agreement") shall be Prime and Caster, Inc. For purposes of this Agreement, the "Members" shall include such named members and any new members admitted pursuant to the terms of this Agreement, but does not include any person or entity who has ceased to be a member in the Company.

     Section 1.3. Principal Offices. The principal offices of the Company shall be located at 1301 Capital of Texas Hwy., Suite C-300, Austin, Texas 78746-6550, 9100 Wilshire Blvd. #265E, Beverly Hills, California, 90212, and at such other locations as may be selected by the Members.

     Section 1.4. Registered Agent and Address. The name of the registered agent and the address of the registered office of the Company as set forth in the Certificate of Formation of the Company are:

                          The Corporation Trust Company
                          1209 Orange Street
                          Wilmington, Delaware 19801

     Section 1.5. Other Offices. Other offices and other facilities for the transaction of business shall be located at such places as the Managers may from time to time determine.

         Section 1.6 Contribution Agreement. The Company was initially formed with a single member, Andrew Caster, M.D. ("Caster") for the purpose of consummating the transactions contemplated by that certain Contribution Agreement dated effective as of March 1, 2000, by and among Prime Medical
Services, Inc., a Delaware corporation ("PMSI"), Prime, Caster, Inc., Caster, and the Company (the "Contribution Agreement"). The parties have executed this Agreement concurrent with the consummation of the transactions contemplated by the Contribution Agreement. This agreement supercedes and replaces any prior membership agreement or other governing or organizational document of the Company. The parties to this Agreement agree that (a) each reference to the Original Agreement contained in the Contribution Agreement and each other Transaction Document (as defined in the Contribution Agreement) shall be deemed a reference instead to this Agreement and (b) this Agreement shall be deemed a Transaction Document for all purposes under the Contribution Agreement and each other Transaction Document.

         Section 1.7 Certain  Defined Terms.  Unless  otherwise  defined in this
Section 1.7 of elsewhere in this Agreement, all capitalized terms used in this Agreement shall have the meanings ascribed to them in the Contribution Agreement. The following terms used in this Agreement shall (unless expressly provided herein or unless the context otherwise requires) have the following respective meanings:

                  "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in a Member's Capital Account as of the end of the Company's fiscal year, after giving economic effect to the following adjustments: (i) credit to such Capital Account for any amounts which a Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the provisions of Regulations ss.ss.1.704-2(g)(1) and 1.704-2(i)(5) and (ii) debit to such Capital Account for the items enumerated in Regulations ss.ss.1.704-1(b)(2)(ii)(d)(4)-(6). The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with the provisions of Regulations ss.1.704-1(b)(2)(ii)(d) and shall be construed as being consistent therewith.

                  "Capital Account" shall mean, with respect to each Member, the capital account which is maintained as part of the Company's books and records, in accordance with the following:

                           (i) Each  Member's  Capital  Account will be credited
                  with the amount of money contributed by such Member to the capital of the Company, plus the initial Gross Asset Value of any property (other than money) contributed by such Member to the capital of the Company (net of liabilities securing such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) plus the amount of any Net Income allocated to such Member, and the amount of any items in the nature of income or gain specially allocated to such Member pursuant to Sections 6.3 or 6.4;

                           (ii) Each Member's Capital Account will be debited by
                  the amount of money distributed to such Member by the Company (exclusive of a guaranteed payment within the meaning of ss.707(c) of the Code paid to such Member), plus the Gross Asset Value of any property distributed to such Member by the Company (net of liabilities securing such distributed property that such Member is considered to assume or take subject to under ss.752 of the Code) and decreased further by the amount of any Net Loss allocated to such Member and the amount of any items in the nature of loss or deduction specially allocated to such Member pursuant to Sections 6.3 or 6.4.

                           (iii) The Capital  Account of a Member who receives a
                  distribution in liquidation of his Membership Interest that gives rise to an adjustment to the adjusted tax basis of Company property under ss.734 of the Code shall have a corresponding adjustment made to such Member's Capital Account in accordance with the provisions of Regulation ss.1.704-1(b). In the event of any other Distribution (as hereinafter defined) to a Member that gives rise to an adjustment under Code ss. 734, an adjustment shall be made to the Capital Accounts of all of the Members in accordance with Regulation ss. 1.704-1(b)(iv)(m)(4).

                           (iv) In the event the Gross  Asset  Value of  Company
                  assets are adjusted pursuant to the terms of this Agreement, the Capital Accounts of the Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment and such gain or loss was allocated to the Members pursuant to the appropriate provisions of this Agreement.

                           (v) The foregoing Capital Account  definition and the
                  other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations ss.1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Regulations, with such optional adjustments as the Managers shall determine appropriate in order to provide that the Company's allocations shall meet the "substantial economic effect" test of the applicable Regulations.

                  "Company Minimum Gain" shall have the same meaning as ascribed to the term " partnership minimum gain" set forth in Regulations ss.ss. 1.704-2(b)(2) and 1.704-2(d).

                  "Distribution" shall mean money or property distributed to a Member in its capacity as a Member pursuant to Article V hereof.

                  "Gross Asset Value" means, with respect to any asset of the Company, the asset's adjusted basis for federal income tax purposes; provided, however, that (a) the Gross Asset Value of any asset contributed by a Member to the Company or distributed to a Member by the Company shall be the gross fair market value of such asset (without taking into account ss.7701(g) of the Code), as reasonably determined by the contributing or distributee Member, as the case may be, and the Company or in the case of assets initially contributed the amounts set forth on Schedule A, (b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking into account ss.7701(g) of the Code), as reasonably determined by the Managers upon the termination of the Company for federal income tax purposes pursuant to ss.708(b) of the Code; and (c) the Gross Asset Values of all Company assets may be adjusted in the discretion of the Managers to equal their respective gross fair market value (taking into account ss.7701(g) of the Code), as reasonably determined by the
         Managers as of (i) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution to the capital of the Company; (ii) upon the distribution by the Company to a retiring or continuing Member of more than a de minimis amount of Company property or money in reduction of such Member's interest in the Company; or (iii) upon the liquidation of the Company within the meaning of Regulations ss.1.704-1(b)(2)(ii)(g); provided, however, that the adjustments made pursuant to clauses "(i)" and "(ii)" above shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

                  "Member Minimum Gain" shall mean an amount, determined with respect to each Member Non-Recourse Debt, equal to the Company Minimum Gain that would result if such Member Non-Recourse Debt were treated as a Non-Recourse Liability, determined in accordance with Regulations ss.1.704-2(i)(3).

                  "Member Non-Recourse Debt" shall have the same meaning as ascribed to the term "partnership nonrecourse gain" pursuant to Regulations ss.1.704-2(i)(5).

                  "Member Non-Recourse Deductions" shall have the same meaning as ascribed to the term "partner nonrecourse deductions" pursuant to
         Regulations ss.1.704-2(i)(2). The amount of Member Non-Recourse Deductions with respect to a Member Non-Recourse Debt during a Company taxable year shall equal the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to a Member Non-Recourse Debt during that taxable year, over the aggregate amount of any Distributions during that taxable year to the Member who bears the economic risk of loss for such Member Non-Recourse Debt, to the extent that such Distributions are from the proceeds of such Member Non-Recourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Non-Recourse Debt, determined in accordance with the Regulations ss.1.704-2(i)(2).

                  "Net Income" or "Net Loss" shall mean the taxable income or gain and taxable loss as determined in accordance with the accounting methods followed by the Company for federal income tax purposes, pursuant to Code ss.703(a) (and for purposes of determining Net Income or Net Loss, all items of income, gain, loss or deduction required to be stated separately pursuant to Code ss.703(a)(1) shall be included in Net Income or Net Loss) subject to the following adjustments:

                           (i) Any Company  income  that is exempt from  federal
                  tax, and not otherwise taken into account in computing Net Income or Net Loss, shall be added to such taxable income or loss;

                           (ii) Any Company  expenditures which are described in
                  Code ss.705(a)(2)(B) (or deemed to be such expenditures pursuant to Regulations ss.1.704-1(b)(2)(iv)(i)(1)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

                           (iii) Any deductions for depreciation,  cost recovery
                  or amortization attributable to any assets of the Company shall be determined by reference to their Gross Asset Value, except that if the Gross Asset Value of an asset differs from its adjusted tax basis for federal income tax purposes at any time during such year or other period, the deductions for depreciation, cost recovery or amortization attributable to such asset from and after the date during such year or period in which such difference first occurs shall bear the same ratio to the Gross Asset Value as of such date as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period from and after such date bears to the adjusted tax basis as of such date; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such fiscal year is zero, such deductions for depreciation, cost recovery, or amortization shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

                           (iv) Gain or loss, resulting from the Company taxable
                  disposition of any Company property with respect to which gain or loss is recognized for federal income tax purposes, shall be computed by reference to the Gross Asset Value of the disposed property, notwithstanding the fact that the adjusted tax bases of such property may differ from its Gross Asset Value; and

                           (v) Any items of income or loss  which are  specially
                  allocated pursuant to Sections 6.3 and 6.4 shall not be taken into account in computing the Company's Net Income or Net Loss.

                  "Non-Recourse Deductions" shall have the meaning established by Regulations ss.1.704-2(b)(1). The aggregate of Non-Recourse Deductions for a taxable year of the Company shall equal the excess of the net increase, if any, in the amount of Company Minimum Gain, during that taxable year over the aggregate amount of Distributions during that taxable year of proceeds of a Non-Recourse Liability which are allocable to an increase in Company Minimum Gain, determined pursuant to Regulations ss.1.704-2(d).

                  "Non-Recourse Liability" shall have the meaning established by Regulations ss.1.704-2(b)(3).

                                   ARTICLE II.

                                   MEMBERSHIP

     Section 2.1. Members' Interests. The "Membership Interest" of each Member is set forth on Exhibit A.

         Section 2.2. Admission to Membership. The admission of new Members shall be only by the vote of the Managers pursuant to Section 8.9 hereof. If new Members are admitted, this Agreement shall be amended to reflect each Member's revised Membership Interest.

     Section 2.3. Property Rights. No Member shall have any right, title, or interest in any of the property or assets of the Company.

         Section 2.4. Liability of Members. No Member of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment decree, or order of court. Nothing contained in this
Section 2.4 shall be construed to limit the liability of Members to each other or the Company under the terms of any provision of the Contribution Agreement or other Transaction Documents.

         Section 2.5. Transferability of Membership. Except as provided below, Membership Interests in the Company are transferable only with the unanimous written consent of all Members. If such unanimous written consent is not obtained when required, the transferee shall be entitled to receive only the share of profits or other compensation by way of income and the return of contributions to which the transferor Member otherwise would be entitled. Notwithstanding the foregoing, the following shall not be deemed to violate any provision of this Agreement (each, a "Permitted Transfer"): (i) the Membership Interests of Prime may be freely transferred, without consent, to any entity that is then owned and controlled, directly or indirectly, by PMSI (or its successor in interest), (ii) the Membership Interests of any Member may be freely assigned, pledged or otherwise transferred, without consent, to secure any debt, liability or obligation owed to Prime by the Company, any Member or any entity affiliated with the Company, (iii) the Membership Interests of any Member may be freely assigned, pledged or otherwise transferred, without consent, in favor of the Lender(s) under, or by the Lender(s) as a result of the enforcement of any security interest arising pursuant to, those certain Credit Facilities (the "Credit Facilities") of PMSI and/or any of PMSI's subsidiaries,
(iv) the pledge by Caster, Inc. (pursuant to Section 10.2 of the Contribution Agreement) of its right to receive distributions from the Company in respect of its Membership Interest, and (v) the Membership Interests of Caster, Inc. may be transferred (A) to a trust or trusts (a "Permitted Trust") for the benefit of Caster and/or members of Caster's immediate family (including an entity owned by a Permitted Trust) but only where Caster either controls the trust or retains during his lifetime the exclusive ability to vote the Membership Interests (pursuant to a written proxy or other instrument reasonably acceptable in form and substance to Prime), (B) to an entity (a "Permitted Entity") that is wholly-owned, directly or indirectly, by Caster and/or members of Caster's immediate family, but only where Caster either controls the entity or retains during his lifetime the exclusive ability to vote the Membership Interests (pursuant to a written proxy or other instrument reasonably acceptable in form and substance to Prime), or (C) from a Permitted Trust or Permitted Entity to Caster. Notwithstanding the foregoing, after the expiration of the six (6) year period immediately following the Closing Date (as such term is defined in the Contribution Agreement), Caster, Inc. shall be entitled to sell all or any portion of its Membership Interest and Caster may sell or cause Caster, Inc. to sell, any portion of the Stock Interest (as hereinafter defined) to one or more ophthalmologists that are primarily engaged in Refractive Surgery and reasonably acceptable to Prime; provided, however, that Prime's refusal to approve of any proposed transferee(s) as required by this sentence shall be deemed to have been reasonable for all purposes if such transferee(s) cannot demonstrate to the reasonable satisfaction of Prime that such transferee(s) would have generated the same annual level of revenue and profitability for the Company following such transfer as did Caster, on average, for the two (2) years immediately preceding such transfer (in each case multiplied by the percentage of Caster, Inc.'s total Membership Interest, or Caster's percentage of outstanding Stock Interest, as the case may be, being conveyed). Caster, Inc. represents and warrants to Prime and the Company that all of its ownership interests (the "Stock Interests") are, as of the date it enters into this Agreement, owned solely by Caster. Any transfer, issuance, sale, conveyance or encumbrance of any Stock Interests, or any interest therein, by Caster or Caster, Inc. shall be subject to the same restrictions on transfer as are set forth above with respect to transfers of Membership Interests. Accordingly, any transfer of any Stock Interests in violation of these restrictions shall, if Caster, Inc. is then the owner of any Membership Interest, be deemed a transfer of Caster, Inc.'s Membership Interest in violation of this Agreement. Similarly, any transfer of any Stock Interests in a transaction described in clauses (ii), (iii) or (v) above as a Permitted Transfer shall be permitted as well.

         As an express condition to any transfer by Caster, Inc. or any transferee of Caster, Inc., the proposed transferee shall have agreed in writing, in form and substance reasonably satisfactory to Prime, that such proposed transferee will be bound by all of the terms and provisions of this Agreement, the Contribution Agreement and any other Transaction Document which by reasonable implication are applicable to the Membership Interest being transferred and not solely Caster or Caster, Inc. as a selling party under the Contribution Agreement. Notwithstanding any other provisions of this Agreement, if Caster dies or becomes incapacitated, or can no longer manage his affairs, Caster's executor, administrator, conservator, guardian, trustee, personal representative, or the holder of a power of attorney from Caster may exercise all of the rights of Caster, Inc. under this Agreement, including the right to vote, to designate a Manager, and to receive distributions. In the event of Caster's death, the transfer of Stock Interests to Caster's heirs or legatees, whether by the laws of descent and distribution, operation of law or otherwise, or to the beneficiaries of a Permitted Trust, shall be deemed to be a Permitted Transfer. By signing this Agreement in his capacity as an officer of Caster, Inc., Caster is also acknowledging and agreeing to the restrictions on transfer of the Stock Interests as provided herein.

         Section 2.6. Resignation of Members. A Member may not withdraw from the Company except on the unanimous consent of the remaining Members. The terms of the Member's withdrawal shall be determined by agreement between the remaining Members and the withdrawing Member.

                                  ARTICLE III.

                                MEMBERS' MEETINGS

         Section 3.1. Time and Place of Meeting. All meetings of the Members shall be held at such time and at such place within or without the State of Delaware as shall be determined by the Managers.

         Section 3.2. Annual Meetings. In the absence of an earlier meeting at such time and place as the Managers shall specify, annual meetings of the Members shall be held at the principal office of the Company on the date which is thirty (30) days after the end of the Company's fiscal year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m., at which meeting the Members may transact such business as may properly be brought before the meeting.

     Section 3.3. Special Meetings. Special meetings of the Members may be called at any time by any Member. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 3.4. Notice. Written or printed notice stating the place, day and hour of any Members' meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than thirty (30) days before the date of the special meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) days after it is deposited in the United States mail, postage prepaid, to the Member at his address as it appears on the records of the Company at the time of mailing.

         Section 3.5. Quorum. Members present in person or represented by proxy, holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall constitute a quorum at all meetings of the Members for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is constituted, the Members present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of Members as to leave less than a quorum.

         Section 3.6. Voting. Members shall only have the right to vote in instances or with respect to matters where member voting or consent is required by applicable law or to the extent expressly set forth in this Agreement, including but not limited to, Sections 2.5 (transfers of Membership Interests), 7.1(b) (dissolution), 8.1 (changing the number of Managers), 8.11 (compensation of Managers) and 13.1 (amendments to operating agreement, certificate of formation). With respect to any act or transaction that requires the affirmative vote or consent by the Members under applicable law, the affirmative vote or written consent of two of the three Managers (one of whom must, as long as Caster has not delivered the written notice described in Section 9.3(a) of the Contribution Agreement, be the Manager designee of Caster, Inc.) shall also be required in order to approve the act or transaction, in each instance. Subject to the foregoing, when a quorum is present at any meeting, the vote of the Members, whether present or represented by proxy at such meeting, holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall be the act of the Members, unless the vote of a different number is required by the Act, the Certificate of Formation or this Limited Liability Company Agreement. Each Member shall be entitled to one vote for each percentage point represented by their Membership Interest. Fractional percentage point interests shall be entitled to a corresponding fractional vote. The provisions of this Section shall in all events be subordinate to with the provisions of
Section 8.9 relating to acts or transactions requiring the written approval of two (2) or more Managers, one of which must be a Manager designated by Caster, Inc.

         Section 3.7. Proxy. Every proxy must be executed in writing by the Member or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Company prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

         Section 3.8. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Members entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Members.

         Section 3.9. Meetings by Conference Telephone. Members may participate in and hold any meeting of Members by telephone (including a conference telephone) conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV.

                        MEMBERSHIP CAPITAL CONTRIBUTIONS

         Section 4.1. Capital Contributions. Each Member has contributed to the Company the assets set forth in Schedule A, having the agreed fair market values, as set forth on Schedule A, which amount shall be credited to each Member's Capital Account as their initial capital contribution. Except for each Member's initial capital contribution made in connection with the formation of the Company, no capital contributions shall be required of any Member without the unanimous approval of all the Members to raise additional capital, and only then proportionately as to each Member.

         Section 4.2.      Intentionally Omitted.

         Section 4.3. Deficit Capital Account Balances. Upon liquidation of the Company, no Member with a deficit balance in its Capital Account shall have any obligation to restore such deficit balance, or to make any contribution to the capital of the Company.

         Section 4.4. Tax Matters Partner. The Managers shall designate one Manager by majority vote to act as the tax matters partner (the "TMP") of the Company (as defined in the Code), and the TMP is hereby authorized and required to represent the Company, or designate another person or firm to represent the Company, (in each case, at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The initial TMP shall be Teena Belcik. The Members agree to cooperate with the TMP and its designee, if any, and to do or refrain from doing any or all things reasonably required by the TMP or its designee, if any, to conduct such proceedings. The Company will reimburse the TMP and any such designee for all expenses incurred in connection with its duties as TMP and any costs associated with any administrative or judicial proceeding with respect to the tax liabilities of the Members.

                                   ARTICLE V.

                             DISTRIBUTION TO MEMBERS

         Section 5.1. Distributions of Available Excess Earnings. At the end of each calendar month, subject only to the qualifications and limitations set forth below, the Company shall, unless provided otherwise in accordance with
Section 8.9(b) or Section 8.9(c), distribute its Available Excess Earnings (as hereinafter defined) to its members, to be divided among them in accordance with their Membership Interests. As used herein, "Available Excess Earnings" shall mean and refer to all cash and cash equivalents of the Company that would not be reasonably required in order to (a) satisfy all accounts payable and payment obligations of the Company that will become due in the ordinary course within thirty (30) days of the date of determination (assuming no receipt of additional cash or cash equivalents during such ninety (30) day period) or (b) establish adequate reserves to satisfy liabilities or obligations of the Company that are foreseen and can be reasonably estimated on the date of determination. Distributions in kind shall be made on the basis of agreed value as determined by the Managers. Notwithstanding the foregoing, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to the Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company assets; except that the fair value of property that is subject to liability for which recourse of creditors is limited, shall be included in the Company assets only to the extent that the fair value of the property exceeds that liability.

         Section 5.2 Distributions to Pay Tax. In the event the distributions, with respect to any fiscal year, to any Member are less than the Income Tax Liability (as hereinafter defined) of such Member for that fiscal year, then, notwithstanding anything to the contrary in this Agreement, within two and one half (2.5) months after the close of such fiscal year distributions shall be made to the Members in proportion to their respective Membership Interests in an aggregate amount equal to the Income Tax Liability (as hereinafter defined). As used in this Agreement, the "Income Tax Liability" shall mean the product of the net income of the Company for such fiscal year multiplied by the highest marginal rate applicable to individuals for federal and California income tax purposes, and giving effect to any federal income tax deduction for California tax. If the Company may not make a distribution pursuant to this Section 5.2 as a result of the application of Section 5.1, the Company may, with the approval of the Managers, make a loan to each Member in an amount equal to the difference between the amount of the Income Tax Liability determined pursuant to the preceding sentence and the amount otherwise distributed to such Member pursuant to Sections 5.1 and 5.2.

                                   ARTICLE VI.

                      ALLOCATION OF NET PROFITS AND LOSSES

         Section 6.1. Allocation of Net Income and Net Loss. Net Income and Net Loss for each fiscal year shall be allocated between the Members in accordance with their respective Membership Interests.

         Section 6.2. Loss Limitation. Notwithstanding Section 6.1, Net Loss shall not be allocated to any Member to the extent such allocation would cause such Member to have an Adjusted Capital Account Deficit. Any Net Loss that cannot be allocated to a Member by virtue of this Section 6.2 shall be reallocated to other Members. If both Members have an Adjusted Capital Account Deficit, the balance of the Net Loss shall be allocated between the Members in proportion to their Membership Interest.

     Section 6.3. Special Allocations. The following special allocations shall be made in the following order:

                  (a) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decease in Company Minimum Gain, determined in accordance with ss.1.704-(2)(g)(2) of the Regulations. This Section 6.3(a) is intended to comply with the minimum gain chargeback requirement of the Regulations and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 6 except Section 6.3(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member with a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with ss.1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with ss.1.704-2(i)(5) of the Regulations. This Section 6.3(b) is intended to comply with the Member minimum gain chargeback requirement of the Regulations and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in ss.ss.1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.3(c) were not in the Agreement.

     (d) Nonrecourse Deductions. Any Nonrecourse Deductions for any fiscal year or other period shall be specially allocated among the Members in proportion to their Membership Interests.

                  (e) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations ss.1.704-2(i).

         Section 6.4 Curative Allocations. The "Regulatory Allocations" consist of the allocations to a Member (or its predecessor) under Sections 6.3(a), 6.3(b), 6.3(c), 6.3(d) and 6.3(e) hereof. Notwithstanding any other provisions of this Article 6 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 6.4 with respect to allocations pursuant to Section 6.3(a) shall be made prior to the fiscal year during which there is a net decrease in Company Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decease in Company Minimum Gain, (ii) no allocations pursuant to this Section 6.4 shall be made with respect to allocations pursuant to Sections 6.3(b) and 6.3(e) relating to a particular Member Nonrecourse Debt prior to the fiscal year during which there is a net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions used by such net decease in Member Minimum Gain, and (iii)
allocations pursuant to this Section 6.4 shall be deferred with respect to allocations pursuant to Section 6.3(e) hereof relating to a particular Member
Nonrecourse Debt to the extent the Managers reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to
Section 6.3(b) hereof. The Managers shall have reasonable discretion, with respect to each fiscal year, to (i) apply the provisions of this Section 6.4 in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to this Section 6.4 among the Members in a manner that is likely to minimize such economic distortions.

         Section 6.5 Tax Allocations; Code ss.704(c). In accordance with Code ss.704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of Company, or any Company asset which is subject to adjustment in its Gross Asset Value, any such property or asset of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property or asset to the Company for federal income tax purposes and its Gross Asset Value. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the intent of this Agreement. Allocations pursuant to this Section 6.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any person's Capital Account or share of Net Income, Net Loss, other items, or Distributions pursuant to any provision of this Agreement.

                                  ARTICLE VII.

                           DISSOLUTION AND WINDING UP

     Section 7.1. Dissolution. Notwithstanding any provision of the Act, the Company shall be dissolved only upon the first of the following to occur:

     (a) Forty (40) years from the date of filing the Certificate of Formation of the Company; or

     (b) Written consent of all the then current Members to dissolution.

         Section 7.2. Winding Up. In the event of dissolution of the Company, the Managers (excluding any Manager holding office pursuant to designation by a Member subject to bankruptcy proceedings) shall wind up the Company's affairs as soon as reasonably practicable. On the winding up of the Company, the Managers shall pay and/or transfer the assets of the Company in the following order:

     (a) In discharging liabilities (including loans from Members) and the expenses of concluding the Company's affairs; and

                  (b) The balance, if any, shall be distributed to the Members in accordance with the positive balances of the Members Capital Accounts. Upon dissolution and distribution of the Company assets, such distributed assets shall be deemed sold with the resulting Net Income or Net Loss being allocated among the Members and credited or debited to their respective Capital Accounts pursuant to Articles IV and VI.

                                  ARTICLE VIII.

                                    MANAGERS

         Section 8.1. Selection of Managers. Management of the Company shall be vested in the Managers. Initially, the Company shall have three (3) Managers, being Brad Hummel and Teena Belcik (as the initial Manager designees of Prime), and Andrew Caster, M.D. (as the initial Manager designee of Caster, Inc.). Thereafter, for so long as there are three (3) Managers, (a) Prime shall be entitled to designate two (2) of the Managers; and (b) Caster, Inc. shall be entitled to designate the remaining one (1) Manager. Notwithstanding the foregoing, a Member shall not be entitled to designate any Manager unless its Membership Interest: (y) has not (other than as allowed under Section 2.5 of this Agreement) been transferred, repurchased, assigned, pledged, hypothecated or in any way alienated; and (z) equals or exceeds thirty percent (30%) of the aggregate Membership Interests (after including in such determination all Membership Interests held by the permitted transferees of such Member); provided, however, that the foregoing limitations shall not apply in the event the parties restructure their relationship pursuant to this Agreement in an effort to comply with any applicable law, rule or regulation that makes such restructuring necessary. The Members may, by unanimous vote of all Members, from time to time, change the number of Managers of the Company and remove or add Managers accordingly. A Manager shall serve as a Manager until his or her resignation or removal pursuant to Section 8.2 or 8.3 of this Article VIII. Managers need not be residents of the State of Delaware or Members of the Company.

         Section 8.2. Resignations. Each Manager shall have the right to resign at any time upon written notice of such resignation to the Members. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective. The Member who designated a resigning manager shall be entitled to designate the successor thereto without any further action by the Members or other Managers. If any action of the Members is required under applicable law, the Members agree to take such action and any other action as may be necessary from time to time to effectuate the provisions of this Section 8.2.

         Section 8.3. Removal of Managers. Any Manager may be removed, for or without cause, at any time, but only by the Member who designated such Manager, upon the written notice to all Members. The Member who designated such removed Manager shall be entitled to designate the successor without any further action by the Members or other Managers. If any action of the Members is required under applicable law, the Members agree to take such action and any other action as may be necessary from time to time to effectuate the provisions of this Section 8.3.

         Section 8.4. General Powers. The business of the Company shall be managed by its Managers, which may, by the vote or written consent in accordance with this Agreement, exercise any and all powers of the Company and do any and all such lawful acts and things as are not by the Act, the Certificate of Formation or this Limited Liability Company Agreement directed or required to be exercised or done by the Members, including, but not limited to, contracting for or incurring on behalf of the Company debts, liabilities and other obligations, without the consent of any other person, except as otherwise provided herein.

         Section 8.5. Place of Meetings. The Managers of the Company may hold their meetings, both regular and special, either within or without the State of Delaware, and any Manager shall be entitled to attend any meeting by telephone.

         Section 8.6. Annual Meetings. The annual meeting of the Managers shall be held without further notice immediately following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Managers that such time or place shall be changed.

         Section 8.7. Regular Meetings. Regular meetings of the Managers may be held without written notice at such time and place as shall from time to time be determined by the Managers. As long as Caster has not delivered the written notice described in Section 9.3(a) of the Contribution Agreement, no meeting of the Managers shall be held without the Manager designee of Caster, Inc. being given at least seven (7) days prior notice.

     Section 8.8. Special Meetings. Special meetings of the Managers may be called by any Manager on seven (7) days notice to each Manager, with such notice to be given personally, by mail or by telecopy, telegraph or mailgram.

         Section 8.9.      Quorum and Voting.
                           -----------------

                  (a) At all meetings of the Managers the presence of at least two (2) Managers shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Managers, except as may be otherwise specifically provided by the Act, the Contribution Agreement, the Certificate of Formation, this Limited Liability Company Agreement or any other Transaction Document. If a quorum shall not be present at any meeting of Managers, the Managers present there may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

                  (b) In addition to the other provision contained in this Agreement requiring the unanimous vote of the Members or the consent of Caster, Inc. or Caster, Inc.'s designated Manager, as long as Caster has not died or become permanently disabled, and no Trigger Event (as defined in the Contribution Agreement) has occurred (subject to Caster's right to withdraw any Termination Notice), the following acts or transactions by, or involving, the Company may not be taken without first obtaining the written consent of (A) Caster, Inc., any person to whom Caster, Inc.'s Membership Interest has been rightfully transferred pursuant to the Section 2.5, or the Manager designee of Caster, Inc., and (B) Prime, any person to whom Prime's Membership Interest has been rightfully transferred pursuant to the Section 2.5, or each of the two
         (2) Manager designees of Prime; provided, however, that no written consent of any party is required under this subsection to take a particular action if (but only to the extent that) such action is required to be taken pursuant to the express terms and provisions of the Contribution Agreement:

                           i. Disposition, sale, assignment or other transfer by
                  the Company of any interest it owns in the Company, except that such interest may be extinguished without the approval required under this Article.

                           ii. The election or removal of officers, and establishing or changing the compensation for Managers, officers or other employees, (A) in a manner inconsistent with budgets approved by the Managers and (B) with respect to Caster, any licensed physician or any Manager, officer or employee that is affiliated with PMSI or one of its direct or indirect subsudiaries (excluding the Company), regardless of whether such action is consistent with budgets approved by the Managers.

     iii. Initiating or settling any litigation or regulatory proceeding, or confessing any judgment.

     iv. Hiring or changing the Company's accountants or legal counsel.

     v. Waiving, refusing to enforce, amending, restating, superseding or modifying any of the provisions of this Agreement or any Transaction Document.

                           vi. Entering into or terminating agreements with medical doctors with respect to the performance of procedures in the Company's facilities relating to Refractive Surgery or otherwise.

     vii. Moving the location of the Company's principal place of business.

                           viii. (A) Amending, modifying,  canceling, extending,
                  or renewing the Facility Use Agreement or any other agreement to which the Company is a party and relating to Refractive Surgery or Caster's performance of medical services, (B) entering into amending, modifying, canceling, extending, or renewing any other similar agreement with any other person, firm, or entity relating to Refractive Surgery or Caster's performance of medical services, or (C) taking any action which is prohibited by or contrary to the agreements of the parties as expressed in the Transaction Documents.

     ix. Mergers, consolidations or combinations of the Company with another limited liability company or other entity.

     x. Filing bankruptcy or seeking relief under any debtor relief law.

     xi. The admission of any new Member or the issuance of any interest in the Company to any party.

     xii. The determination of "Available Excess Earnings."

                           xiii. The determination to not make Distributions otherwise required by this Agreement, making any disproportionate distribution to a Member of cash or property in-kind, or, subject to the provisions of Section 8.11, making any distribution of cash or property to any Manager in his or her capacity as a Manager;

                           xiv. Sale, lease or other transfer of all or substantially all of the Company's assets, or any material amount of the Company's assets other than in the ordinary course of the Company's business.

     xv. Borrowing or incurring any indebtedness in any transacion or related series of transactions in excess of $100,000.

                           xvi. Granting any collateral or security interest in Company property to secure payment or performance of any indebtedness, obligation or guaranty of a type that would require the written consents contemplated by this Section 8.9(b) as a result of clause xv above.

                           xvii. Purchasing or leasing assets or property, or entering into any contract or obligation, which obligates the Company to pay in excess of $100,000 in the aggregate in one or any series of installments.

     xviii. Causing a material change in the nature of the Company's business or the legal name of the Company.

                           xix. Entering into a transaction or other action with
                  any Manager, officer or Member (or any employee, agent or affiliate thereof) not otherwise described in this Section 8.9 that is not fair and reasonable to the Company or the Members or that would be considered a breach of fiduciary duty.

     xx. Materially reducing the amount or scope of the insurance coverage described in Schedule 3.10 to the Contribution Agreement, except for the addition of the additional assureds described on Schedule 3.10. The Company covenants to continuously maintain said insurance coverage for so long as Caster, Inc. is a Member.

                           xxi. Taking any other action which, by the terms of this Agreement, requires the approval or consent of not less than sixty-six percent (66%) of the Members.

                           xxii. Settling any actual or threatened claim, litigation, or regulatory proceeding, or confessing any judgment, arising out of or connected with any actual or alleged error, omission, negligence, or willful misconduct of Caster.

                           xxiii. Issuing any new Membership Interests that will
                  reduce the Membership Interests of the existing Members other than on a pro rata basis.

                           xxiv. Taking any action, making any determination, or
                  making any election with respect to a right granted to the Managers pursuant to Section 1.7, Article V or Article VI.

     xxv. Engaging in any act or transaction not in the ordinary course of the Company's business.

                  (c) Notwithstanding any other provision contained in this Agreement requiring the unanimous vote of the Members or the consent of Caster, Inc. or Caster, Inc.'s designated Manager, as long as Caster has not breached the provisions of ARTICLE VIII or ARTICLE IX of the Contribution Agreement, the following acts or transactions by, or involving, the Company may not be taken without first obtaining the written consent of (A) Caster, Inc., any person to whom Caster, Inc.'s Membership Interest has been rightfully transferred pursuant to the
         Section 2.5, or the Manager designee of Caster, Inc., and (B) Prime, any person to whom Prime's Membership Interest has been rightfully transferred pursuant to the Section 2.5, or each of the two (2) Manager designees of Prime; provided, however, that no written consent of any party is required under this subsection to take a particular action if (but only to the extent that) such action is required to be taken pursuant to the express terms and provisions of the Contribution
         Agreement:

     i. Mergers, consolidations or combinations of the Company with another limited liability company or other entity.

     ii. Filing bankruptcy or seeking relief under any debtor relief law.

                           iii. Taking any action, making any determination,  or
                  making any election with respect to a right granted to the Managers pursuant to Section 1.7, Article V or Article VI.

                           iv. Sale, lease or other transfer of all or substantially all of the Company's assets, or any material amount of the Company's assets other than in the ordinary course of the Company's business.

                           v. Entering  into a transaction  or other action with
                  any Manager, officer or Member not otherwise described in this
                  Section 8.9 that is not fair and reasonable to the Company or the Members or that would be considered a breach of fiduciary duty.

     vi. Taking any other action which, by the terms of this Agreement, requires the approval or consent of not less than sixty-six percent (66%) of the Members.

     vii. Issuing any new Membership Interests that will reduce the Membership Interests of the existing Members other than on a pro rata basis.

                           viii. The determination of "Available Excess Earnings"; provided, that this will not prevent the accumulation and non-distribution by the Company of six (6) times the average monthly Available Excess Earnings (averaged using the preceding six (6) months) after satisfying any obligation to distribute Available Excess Earnings pursuant to
                  Section 5.2 hereof.

                           ix. The determination to not make Distributions otherwise required by this Agreement, making any disproportionate distribution to a Member of cash or property in-kind, or, subject to the provisions of Section 8.11, making any distribution of cash or property to any Manager in his or her capacity as a Manager;

     x. Engaging in any act or transaction not in the ordinary course of the Company's business.

                           xi.   Notwithstanding   the  provisions  of  Sections
                  8.9(b)(vi) and 8.9(b)(ix), waiving, refusing to enforce, amending, restating, superseding or modifying any of the provisions of this Agreement or any Transaction Document (including the Facility Use Agreement) with respect to any matter described in this Section 8.9(c).

                           xii. Unless Caster is no longer exclusively using the
                  Company's facilities in the manner contemplated in Section 9.3(a) of the Contribution Agreement (regardless of whether
                  Section 9.3(a) is then enforceable), materially reducing the amount or scope of the insurance coverage described in
                  Schedule 3.10 to the Contribution Agreement, except for the addition of the additional assureds described on Schedule
                  3.10. The Company covenants to continuously maintain said insurance coverage for so long as Caster, Inc. is a Member.

                  (d) Any of the above actions taken by the Company without the necessary approval pursuant to Section 8.9(b) or Section 8.9(c) is void ab initio. A Member shall be deemed to have materially breached this Agreement if the Company, acting pursuant to the apparent authority of the Manager designee(s) of such Member, takes any of the above actions without the necessary approval pursuant to Section 8.9(b) or Section 8.9(c).

         Section 8.10. Committees. The Managers may, by resolution passed by sixty-six percent (66%) of the Managers, designate committees, each committee to consist of two or more Managers (at least one of which must be a Manager designee of Prime and one of which, as long as Caster has not delivered the written notice described in Section 9.3(a) of the Contribution Agreement, must be a Manager designee of Caster, Inc.), which committees shall have such power and authority and shall perform such functions as may be provided in such resolution (subject to applicable law), which in all events shall be consistent with the other provisions of this Agreement and the Transaction Documents and shall not be contrary to the provisions of Section 8.9 of this Agreement. Such committee or committees shall have such name or names as may be designated by the Managers and shall keep regular minutes of their proceedings and report the same to the Managers when required.

         The foregoing paragraph notwithstanding, the Managers shall establish a Medical Executive Committee, the size and composition of which shall be established by the affirmative vote or written consent of two of the three Managers (one of whom must, as long as Caster has not delivered the written notice described in Section 9.3(a) of the Contribution Agreement, be the Manager designee of Caster, Inc.). Members of the Medical Executive Committee must be licensed physicians, but need not be Members, Managers, or officers of the Company. The Medical Executive Committee shall meet at such time or times as it may, by majority vote of its members, elect and may adopt procedures for the conduct of its meetings. The Medical Executive Committee shall have authority and control over the nonprofessional medical aspects of the Company's business, and shall provide advice to the Managers on decisions relating to equipment purchases, technological obsolescence, quality assurance, credentialing, and such other matters as shall be requested by the Managers. The Medical Executive Committee shall be advisory only and shall not have the authority to bind the Company. The majority of the members of the Medical Executive Committee shall constitute a quorum for the transaction of its business and the affirmative vote of the majority of the members of the Medical Executive Committee shall constitute action validly taken by that body; provided, however, that a quorum shall not be deemed to exist unless, as long as Caster has not delivered the written notice described in Section 9.3(a) of the Contribution Agreement, the Manager designee of Caster, Inc. has been given reasonable prior notice of such meeting and an opportunity to participate in such meeting.

         Section 8.11. Compensation of Managers. The Members, by unanimous approval, shall have the authority to provide that any one or more of the Managers shall be compensated, and may, by unanimous approval, fix any compensation (which may include expenses) they elect to pay to any one or more of the Managers.

         Section 8.12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Managers or of any committee designated by the Managers may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Managers or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 8.13. Meetings by Conference Telephone. Managers or members of any committee designated by the Managers may participate in and hold any meeting of the Managers or such committee by telephone (including a conference telephone) or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 8.14. Liability of Managers. No Manager of the Company shall be personally liable for any debts, liabilities, or obligations of the Company, including under a judgment, decree, or order of the court, except as expressly provided otherwise in an agreement between the Manager and the Company or another party.

         Section 8.15. Specific Power of Managers. The Managers shall have the authority to enter into and execute all documents in relation to the formation of the Company including, but not limited to, issuance of the Certificate of Formation and this Limited Liability Company Agreement.

                                   ARTICLE IX.

                                     NOTICES

         Section 9.1. Form of Notice. Whenever under the provisions of the Act, the Certificate of Formation or this Limited Liability Company Agreement notice is required to be given to any Manager or Member, and no provision is made as to how such notice shall be given, notice shall not be construed to mean personal notice only, but any such notice may also be given in writing, by mail, postage prepaid, addressed to such Manager or Member at such address as appears on the books of the Company, or by telecopy, telegraph or mailgram. Any notice required or permitted to be given by mail shall be deemed to be given three (3) days after it is deposited, postage prepaid, in the United States mail as aforesaid.

         Section 9.2. Waiver. Whenever any notice is required to be given to any Manager or Member of the Company under the provision of the Act, the Certificate of Formation or this Limited Liability Company Agreement, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X.

                                    OFFICERS

         Any Manager may also serve as an officer of the Company. The Managers may designate one or more persons to serve as officers and may designate the titles of all officers. The initial officers of the Company shall be: Ken Shifrin, Chairman of the Board; Brad Hummel, President; Teena Belcik, Vice President, Secretary and Treasurer; Mark Rosenberg, Vice President; and Andrew Caster, M.D., Vice President. The officers of the Company shall have powers commensurate with the corporate powers ordinarily associated their respective titles, as limited, extended or otherwise modified pursuant to any resolution of the Managers, and otherwise consistent with the terms of this Agreement and the Transaction Documents.

                                   ARTICLE XI.

                                    INDEMNITY

         Section 11.1. Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the Company), by reason of the fact that such person is or was a manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise, or other entity, against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article XI. The right to indemnification under this Article XI shall be a contract right and shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of members or disinterested managers or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article XI by the Managers (pursuant to Section 8.9 hereof) or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

         Section 11.2. Indemnification Not Exclusive. The rights of indemnification and reimbursement provided for in this Article XI shall not be deemed exclusive of any other rights to which any such Manager, officer, employee or agent may be entitled under the Certificate of Formation, this Limited Liability Company Agreement, agreement or vote of Members, or as a matter of law or otherwise.

         Section  11.3.  Other  Indemnification  Clauses.   Notwithstanding  the
foregoing, this Article XI shall not be construed to contradict the indemnification provision of the Contribution Agreement. Notwithstanding anything contained herein, this Article XI shall be ineffectual and shall not permit or require indemnification for all, or any, losses, costs, liabilities, claims or expenses arising, directly or indirectly, from any action or omission permitting or requiring indemnification under the Contribution Agreement; and in no event may any indemnity be allowed under this Agreement or pursuant to any provision of the Act for an amount paid or payable pursuant to the indemnification provisions of the Contribution Agreement.

                                  ARTICLE XII.

                                  MISCELLANEOUS

     Section 12.1. Fiscal Year. The fiscal year of the Company shall be the calendar year.

     Section 12.2. Records. At the expense of the Company, the Managers shall maintain records and accounts of all operations of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

                      (a) A current list of the full name and last known business or residence address of each Member and of each holder of an economic interest in the Company set forth in alphabetical order, together with the Capital Contributions and share in Net Profits and Net Losses of each Member and holder of an economic interest;

     (b) A current list of the full name and business or residence address of each Manager;

                  (c) A copy of the Certificate of Formation and Limited Liability Company Agreement of the Company, and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any of the foregoing were executed;

                      (d) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six most recent fiscal years; and

     (e) Correct and complete books and records of account of the Company.

         Section 12.3. Seal. The Company may by resolution of the Managers adopt and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Company shall have authority to affix the seal to any document requiring it.

         Section 12.4. Agents. Every Manager and Officer is an agent of the Company for the purpose of the business. The act of a Manager or Officer, including the execution in the name of the Company of any instrument for carrying on in the usual way the business of the Company, binds the Company; provided, however, if such act requires the approval of the Members of the Managers, such approval has first been obtained.

         Section 12.5. Checks. Subject to the provisions of Section 8.9(b)(v), all checks, drafts and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Company shall be signed by such officer, officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Managers. In the absence of such determination by the Managers, such instruments shall be signed by the Treasurer or the Secretary and countersigned by the President or a Vice President of the Company, if the Company has such officers.

     Section 12.6. Deposits. Subject to the provisions of Section 8.9(b)(v), all funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Managers may select.

     Section 12.7. Annual Statement. The Managers shall present at each annual meeting a full and clear statement of the business and condition of the Company.

         Section 12.8. Financial Statements. As soon as practicable after the end of each fiscal year of the Company, but in no event later than April 15 immediately following the end of such fiscal year, a balance sheet as at the end of such fiscal year, and a profit and loss statement for the period ended, shall be distributed to the Members, along with such tax information (including all information returns) as may be necessary for the preparation of each Member of its federal, state and local income tax returns. The balance sheet and profit and loss statement referred to in the previous sentence may be as shown on the Company's federal income tax return.

         Section 12.9. Binding Arbitration. Any controversy between the Members regarding this Agreement or any other Transaction Document, any claims arising out of any breach or alleged breach of this Agreement or any other Transaction Document, and any claims arising out of the relationship between the Members created hereunder, shall be submitted to binding arbitration by all Members involved in accordance with the procedures for arbitration contained in the Contribution Agreement.

     Section 12.10. Authority to Execute Facility Use Agreement. The Members hereby authorize the Managers to execute and deliver to Caster, Inc. the Facility Use Agreement attached to the Contribution Agreement as Exhibit C.

         Section 12.11. Cross Default; Remedies. Each of the Members agrees that a breach by it (or any entity controlling, controlled by, or under common control with it) of any of the provisions of the Contribution Agreement or any other Transaction Document shall also be deemed to be a breach of this Agreement (subject to any right to cure provided with respect to such breach). The remedies contemplated provided in Section 9.7(a) and (b) of the Contribution Agreement shall in all events be the exclusive remedies for any and all acts or omissions of Caster that result in a material breach of any of the provisions of
Article VIII and Article IX thereof, regardless of whether such acts or omissions, in the absence of this sentence, would give rise to a claim under any of the Transaction Documents.

         Section 12.12 Expenses. Each Member agrees that, notwithstanding the prior practices associated with the Business (as defined in the Contribution Agreement) as conducted prior to the Closing Date, all liabilities, obligations, costs and expenses that arise after the Closing Date and are personal to such Member (or arose from transactions or occurrences that directly benefited such Member in a capacity other than as a Member) shall not be considered expenses of the Company and shall be borne solely by such Member, unless agreed otherwise by the unanimous vote or written consent of the Managers, or unless (and only to the extent) provided otherwise in the Facility Use Agreement. With respect to any such personal expenses that were incurred prior to the Effective Time (as defined in the Contribution Agreement), such expenses shall not be incurred or reimbursed by, or charged to, the Company after the Effective Time.

         Section 12.13 Consents. To be valid and effective, all consents of the Managers or Members required or permitted by this Agreement shall be in writing and signed by each party giving consent.

                                  ARTICLE XIII.

                                   AMENDMENTS

         Section 13.1. Amendments. Except to the extent expressly provided otherwise herein, this Agreement may only be altered, amended or repealed and a new limited liability company agreement may only be adopted by the unanimous vote of the Members at any regular meeting of the Members or at any special meeting of the Members called for that purpose, or by execution of a written consent in accordance with the provisions of Section 3.8. Except to the extent expressly provided otherwise therein, the Certificate of Formation of the Company, and any other corporate governance document of the Company, or any other document which establishes, creates or governs the relations between the Members or the Managers may only be altered, amended or repealed by the unanimous vote of the Members at any regular meeting of the Members or at any special meeting of the Members called for that purpose, or by execution of a written consent in accordance with the provisions of Section 3.8.

         Section 13.2. When Limited Liability Company Agreement Silent. It is expressly recognized that when the Limited Liability Company Agreement is silent or in conflict with the requirements of the Act as to the manner of performing any Company function, the provisions of the Act shall control.

         Section 13.3. Integration with Contribution Agreement. To the extent of any inconsistency between the provisions of the Contribution Agreement and this Agreement, the terms and provisions of the Contribution Agreement shall control. Accordingly, no Member or Manager shall be deemed to have breached any fiduciary duty owed to any other Member or the Company as a result of investing in, acquiring or developing any facility, business or operations that are related or similar to, or in direct competition with, the Company's business if such act or transaction is allowed or not prohibited by the provisions of Article VIII of the Contribution Agreement, or the termination of such provisions.

                            [Signature page follows]

                                                     SIGNATURE PAGE TO
                                            LIMITED LIABILITY COMPANY AGREEMENT

         IN WITNESS WHEREOF, the undersigned Members hereby adopt this Limited Liability Company Agreement as the Limited Liability Company Agreement of the Company, effective as of the 1st day of March, 2000.

                                            Caster Eye Center Medical Group

                                            ------------------------------------
                                            Andrew Caster, M.D., President

                                            Prime Refractive, L.L.C.

                                            Teena Belcik, Treasurer

                                 ACKNOWLEDGEMENT

                                       AND

                                    AGREEMENT

         The following parties to the Contribution Agreement hereby execute this Signature Page in the space provided below solely to evidence their acknowledgement and agreement that (a) each reference to the Original Agreement contained in the Contribution Agreement and each other Transaction Document shall be deemed a reference instead to this Agreement and (b) this Agreement shall be deemed a Transaction Document for all purposes under the Contribution Agreement and each other Transaction Document.

Prime Medical Services, Inc.

                                       -----------------------------------
                                       Andrew Caster, M.D., individually and on

______________________________           behalf of Caster One, L.L.C. as Manager
Teena Belcik, Treasurer

                                CONSENT OF SPOUSE

                  The  undersigned  spouse  of  Caster  acknowledges  on her own behalf that: I have read the foregoing Agreement and I know its contents. I am aware that by its provisions Caster Eye Center Medical Group grants the Company certain assets that may be community property and may restrict my ability to later transfer my community property interest in such assets, my spouse's interest in Caster Eye Center Medical Group and Caster Eye Center Medical Group's Membership Interest in the Company. I hereby approve of the provisions of the Agreement, including the contribution of my community property interest, if any, in the assets contributed to the Company, and agree that such Membership Interest and Stock Interests and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on such Membership Interest and Stock Interests or my interest in them.

                                                             Jacqueline Caster

                                    EXHIBIT A

                               OWNERSHIP INTERESTS

Name                           Contribution                 Membership Interest

Prime                   Assets with agreed fair market                  60%

Caster, Inc.            Assets with agreed fair market                  40%
                        value of $244,325